---------------------
                                                           |        FILED      |
                                                           |STATE OF WASHINGTON|
                                                           |     APR 03 1997   |
                                                           |     RALPH MUNO    |
                                                           | SECRETARY OF STATE|
                                                           ---------------------
                          ARTICLES OF AMENDMENT [STAMP]

                                       OF

                           APPLIED TECKNOWLEDGEY, INC.

      Pursuant to provisions of Washington Business Corporation Act, Chapter 23B.I0 RCW, the following Articles of Amendment to Articles of Incorporation are submitted for filing.

      ARTICLE I Name of this corporation is APPLIED TECKNOWLEDGEY, INC. (the "corporation").

      ARTICLE II. The amendments to the Articles of Incorporation as adopted are as follows:

      The name of the corporation shall be changed to "VIVID CONCEPTS, INC.'"


      ARTICLE ILL. The amendment provides for no exchange, classification, or cancellation of issued shares.

      ARTICLE IV. It was adopted on March 18, 1997.

      ARTICLE V. Pursuant to RCW 23B.1O.O20(5) shareholder action on the amendment was not required, and consequently, the amendment was adopted by the Board of Directors without shareholder action.

      IN WITNESS WHEREOF, the company has caused these Articles of Amendments to be executed on this 26 day of March, 1997.

                                               APPLIED TECKNOWLEDGEY, INC.
                                               ---------------------------------
                                               BY: /S/  STEPHEN L. HALLIDAY
                                                   -----------------------------
                                               STEPHEN L. HALLIDAY, president

STATE OF WASHINGTON        )
                           ) ss.
County of Benton           )

      On this day personally appeared before me STEPHEN L. HALLIDAY, to me known to be the individual described in and who executed the within and foregoing

Amended Articles of Incorporation -1
instrument, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned. SUBSCRIBED and SWORN to before me this 26 day of March, 1997.

                         Notary Public in and for the State of
                         Washington, residing at RICHLAND
                        My Commission expires on 2/12/00

                                                                [Stamp]

                                                        -------------------
                                                        | ANNE G. WARING  |
                                                        | COMMISSION EXP. |
                                                        |     NOTARY      |
                                                        |     PUBLIC      |
                                                        |  FEB. 12, 2000  |
                                                        |   WASHINGTON    |
                                                        -------------------

Amended Articles of Incorporation -2

                          BOARD OF DIRECTORS RESOLUTION

                           (ACTION IN LIEU OF MEETING)

      Pursuant to RCW 23B.08.210, the following resolutions submitted to and unanimously approved by the Board of Directors of APPLIED TECKNOWLEDGEY, INC.:

      1. Be it resolved that pursuant to RCW 23B.10.020, the name of the corporation be changed, the Articles of Incorporation be amended, changing the name of the corporation to "VIVID CONCEPTS, INC." and that the president of the corporation is hereby inpowered and directed to file in the office of the Secretary of State requisite certificate setting forth change of name thereby authorized and affected.

                  DATED this 1ST day of March, 1997.

                                                  /S/ STEPHEN L. HALLIDAY
                                                  ------------------------------
                                                  STEPHEN L. Halliday, president

Consent of the Board of Directors:

We, constituting all the Board of Directors of APPLIED TECKNOWLEDGEY, INC., unanimously consent to the above action of the corporation.

         /S/ JOSEPH HUETHER
         --------------------------
         Joseph Huether


         /S/ STEVEN C. ANGLESEY
         --------------------------
         Steven C. Anglesey

         /S/ LAUREN J. SMITH
         --------------------------
         Lauren J. Smith


         /S/ JAMES C. WALSH
         --------------------------
         James C. Walsh, Jr.


         --------------------------
         G. Don Bouchey